Exhibit 99.1

EVERTEC REPORTS FIRST-QUARTER 2014 RESULTS

SAN JUAN, PUERTO RICO – May 7, 2014 – EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) today announced results for the first quarter ended March 31, 2014.

First-Quarter 2014 Highlights

•	Total revenue of $87.2 million; Merchant Acquiring segment revenue increased 10% and Payment Processing segment revenue increased 4%.

•	Adjusted EBITDA increased 8% to $45.2 million.

•	Adjusted Net Income increased 16% to $32.0 million, or $0.40 per diluted share.

Peter Harrington, EVERTEC’s President and Chief Executive Officer, commented on the results: “We are pleased with the continued solid performance of our payments businesses in the first quarter of 2014. These results demonstrate strong secular growth in the Latin American markets we serve, our ability to gain share, and our focus on execution. Looking forward, we aim to further penetrate our existing customer base and markets with our broad set of differentiated, value-added services.”

First-Quarter 2014 Results

Revenue. Total revenue for the quarter ended March 31, 2014 was $87.2 million, essentially flat compared with $87.3 million in the prior year.

Merchant Acquiring net revenue was $19.3 million, an increase of 10% compared with $17.5 million in the prior year. Revenue growth in the quarter was predominantly driven by an increase in transaction volumes.

Payment Processing revenue was $25.0 million, an increase of 4% compared with $24.1 million in the prior year. Revenue growth in the quarter was predominantly driven by new customer additions and an increase in accounts on file within our card products business, as well as an increase in ATH network and POS processing transactions.

Business Solutions revenue was $42.9 million, a decrease of 6% compared with $45.8 million in the prior year. The decrease in Business Solutions revenue was mainly due to a $3.5 million decline in hardware and software product sales in the quarter, partly offset by increased demand for our network and core banking products and services.

Adjusted EBITDA. For the quarter ended March 31, 2014, Adjusted EBITDA was $45.2 million, an increase of 8% compared with $41.8 million in the prior year. The increase in Adjusted EBITDA was predominantly due to revenue growth and significant operating leverage in our Merchant Acquiring and Payment Processing businesses, and a foreign exchange gain of $1.0 million related to an inter-company loan, which is reflected in other income. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenue) was 51.9% compared with 47.8% in the prior year. The increase in Adjusted EBITDA margin was mainly due to the same factors affecting Adjusted EBITDA.

Adjusted Net Income. For the quarter ended March 31, 2014, Adjusted Net Income was $32.0 million, an increase of 16% compared with $27.5 million in the prior year. The increase in Adjusted Net Income was predominantly driven by Adjusted EBITDA growth and lower levels of operating depreciation and amortization expense, and cash taxes paid. EVERTEC recorded no cash taxes in the first quarter of 2014 mainly because of overpayments made in the 2013 fiscal year. EVERTEC expects cash taxes to return to a more normalized level for the remainder of 2014. Adjusted Net Income per diluted share increased 11% to $0.40 compared with $0.36 in the prior year.

Earnings Conference Call and Audio Webcast

The Company has scheduled a conference call to discuss its first-quarter 2014 financial results today at 5:00 PM ET. Hosting the call will be Peter Harrington, President and Chief Executive Officer, and Juan José Román, Executive Vice President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing (877) 741-4249 or (719) 325-4833 for international callers. A replay will be available at 8:00 PM ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 8900269. The replay will be available until Wednesday, May 14, 2014. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com.

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is the leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The largest merchant acquirer in the Caribbean and Central America—and the seventh largest in Latin America—EVERTEC serves 19 countries in the region from its base in Puerto Rico. The Company manages a system of electronic payment networks that process more than 2.1 billion transactions annually, and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, EVERTEC owns and operates the ATH network, one of the leading personal identification number (“PIN”) debit networks in Latin America. The Company serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with mission-critical technology solutions. For more information, visit http://www.evertecinc.com.

About Non-GAAP Financial Measures

This earnings release presents EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share information. These supplemental measures of the Company’s performance are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of cash flows or as measures of the Company’s liquidity. We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of the Company’s performance and believe they are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry. In addition, the Company’s presentation of Adjusted EBITDA is consistent with the equivalent measurements contained in the Credit Agreement in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio. We use Adjusted Net Income to measure the Company’s overall profitability because it better reflects the Company’s cash flow generation by capturing the actual cash taxes paid rather than the Company’s tax expense as calculated under GAAP, and excludes the impact of the non-cash amortization and depreciation resulting from our 2010 merger involving an affiliate of Apollo Global management, LLC (the “Merger”). For more information regarding EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share, including a quantitative reconciliation of EBITDA, Adjusted EBITDA and Adjusted Net Income to the most directly comparable GAAP financial performance measure, which is net income, see Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results in this earnings release.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenues; our ability to renew our client contracts on terms favorable to us; the effectiveness of our risk management procedures; our dependence on our processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that our systems may experience breakdowns or fail to prevent security breaches or fraudulent transfers; our ability to develop, install and adopt new technology; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH® network; the Company’s dependence on credit card associations; regulatory limitations on our activities due to our relationship with Popular and our role as a service provider to financial institutions; changes in the regulatory environment and changes in international, legal, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; operating in countries and counterparties that put us at risk of violating U.S. sanctions laws;our ability to execute our expansion and acquisition strategies; our ability to protect our intellectual property rights; our ability to recruit and retain qualified personnel; our ability to comply with federal, state, and local regulatory requirements; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; and the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Contacts

Investor Contact

Luis M. Cabrera

Senior Vice President

Head of Investor Relations

(787) 773-5302

IR@evertecinc.com

Media Contact

Wanda Betancourt, APR

Senior Vice President

Communications and Marketing

(787) 773-5302

NewsMedia@evertecinc.com

EVERTEC, Inc.

Schedule 1: Unaudited Consolidated Statements of Income and Comprehensive Income

	Quarters ended March 31,
(Dollar amounts in thousands, except per share data)	2014	2013
Revenues
Merchant Acquiring, net	$19,291	$17,459
Payment Processing	25,002	24,112
Business Solutions	42,917	45,768

Total revenues	87,210	87,339

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	37,645	40,502
Selling, general and administrative expenses	8,062	8,863
Depreciation and amortization	16,614	17,575

Total operating costs and expenses	62,321	66,940

Income from operations	24,889	20,399

Non-operating (expenses) income
Interest income	75	44
Interest expense	(6,909)	(15,264)
Earnings of equity method investment	321	277
Other income	1,991	67

Total non-operating (expenses) income	(4,522)	(14,876)

Income before income taxes	20,367	5,523
Income tax expense	2,161	51

Net income	18,206	5,472

Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments	(7,745)	2,354

Total comprehensive income	$10,461	$7,826

Net income per common share: (1)
Basic	$0.23	$0.08
Diluted	$0.23	$0.07

Shares used in computing net income per common share: (1)
Basic	78,375,335	72,736,107
Diluted	79,236,195	76,879,263

(1)	Share count was adjusted for the 2:1 stock split that occurred on April 1, 2013.

EVERTEC, Inc.

Schedule 2: Unaudited Consolidated Balance Sheets

(Dollar amounts in thousands, except per share data)	March 31, 2014	December 31, 2013
Assets
Current Assets:
Cash	$27,242	$22,485
Restricted cash	5,247	5,433
Accounts receivable, net	68,403	68,434
Deferred tax asset	3,823	2,537
Prepaid expenses and other assets	18,919	17,524

Total current assets	123,634	116,413
Investment in equity investee	10,895	10,639
Property and equipment, net	30,494	33,240
Goodwill	369,101	373,119
Other intangible assets, net	355,801	367,780
Other long-term assets	15,958	18,162

Total assets	$905,883	$919,353

Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$28,057	$26,571
Accounts payable	12,107	18,630
Unearned income	7,213	5,595
Income tax payable	1,762	259
Current portion of long-term debt	19,000	19,000
Short-term borrowings	40,600	51,200
Deferred tax liability, net	356	543

Total current liabilities	109,095	121,798
Long-term debt	661,153	665,680
Long-term deferred tax liability, net	20,767	20,212
Other long-term liabilities	301	333

Total liabilities	791,316	808,023

Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 78,381,126 and 78,286,465 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	784	783
Additional paid-in capital	81,332	80,718
Accumulated earnings	39,770	29,403
Accumulated other comprehensive income (loss), net of tax	(7,319)	426

Total stockholders’ equity	114,567	111,330

Total liabilities and stockholders’ equity	$905,883	$919,353

EVERTEC, Inc.

Schedule 3: Unaudited Consolidated Statements of Cash Flows

	Three months ended March 31,
	2014	2013
Cash flows from operating activities
Net income	$18,206	$5,472
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,614	17,575
Amortization of debt issue costs and premium and accretion of discount	770	1,466
Provision for doubtful accounts and sundry losses	571	660
Deferred tax benefit	(1,428)	(234)
Share-based compensation	350	331
Unrealized loss (gain) of indemnification assets	179	(16)
Loss on disposition of property and equipment and other intangibles	57	11
Earnings of equity method investment	(321)	(277)
Decrease (increase) in assets:
Accounts receivable, net	261	4,196
Prepaid expenses and other assets	(1,435)	(1,449)
Other long-term assets	1,108	(838)
(Decrease) increase in liabilities:
Accounts payable and accrued liabilities	(8,039)	7,354
Income tax payable	1,503	(1,197)
Unearned income	1,618	777

Total adjustments	11,808	28,359

Net cash provided by operating activities	30,014	33,831

Cash flows from investing activities
Net decrease in restricted cash	186	112
Intangible assets acquired	(986)	(2,197)
Property and equipment acquired	(1,501)	(2,257)
Proceeds from sales of property and equipment	1	8

Net cash used in investing activities	(2,300)	(4,334)

Cash flows from financing activities
Net decrease in short-term borrowing	(10,000)	(18,332)
Repayment of short-term borrowing for purchase of equipment	(600)	—
Repayment of long-term debt	(4,750)	(2,671)
Repayment of other financing agreement	(32)	—
Dividends paid	(7,839)	—
Tax windfall benefits on exercise of stock options	398	—
Statutory minimum withholding taxes paid on cashless exercise of stock options	(134)	—

Net cash used in financing activities	(22,957)	(21,003)

Net increase in cash	4,757	8,494
Cash at beginning of the period	22,485	25,634

Cash at end of the period	$27,242	$34,128

EVERTEC, Inc.

Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarters ended March 31,
(Dollar amounts in thousands, except per share data)	2014	2013
Net income	$18,206	$5,472
Income tax expense	2,161	51
Interest expense, net	6,834	15,220
Depreciation and amortization	16,614	17,575

EBITDA	43,815	38,318
Software maintenance reimbursement and other costs(1)	546	602
Equity income (2)	(321)	(277)
Compensation and benefits (3)	488	331
Pro forma cost reduction adjustments(4)	—	75
Transaction, refinancing and other non-recurring fees (5)	517	1,870
Management fees (6)	—	848
Purchase accounting (7)	179	(16)

Adjusted EBITDA	45,224	41,751
Pro forma cost reduction adjustments (8)	—	(75)
Operating depreciation and amortization (9)	(7,483)	(7,815)
Cash interest expense, net (10)	(5,755)	(5,676)
Cash income taxes (11)	—	(697)

Adjusted Net Income	$31,986	$27,488

Adjusted net income per common share: (12)
Basic	$0.41	$0.38
Diluted	$0.40	$0.36

Shares used in computing adjusted net income per common share: (12)
Basic	78,375,335	72,736,107
Diluted	79,236,195	76,879,263

(1)	Predominantly represents reimbursements received for certain software maintenance expenses as part of the Merger.
(2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
(3)	Predominantly represents non-cash equity based compensation expense.
(4)	Represents the pro forma effect of the expected net savings mainly in compensation and benefits from the reduction of certain employees, temporary employees and professional services. This pro forma amount was calculated using the net amount of actual expenses for temporary employees and professional services for the twelve-month period prior to their replacement, separation and/or elimination net of the incremental cost of the new full-time employees that were hired.
(5)	Represents fees and expenses associated with non-recurring corporate transactions, including costs associated with the refinancing and debt extinguishment of $58.6 million in the second quarter of 2013.
(6)	Represents consulting fees paid to Apollo and Popular. In connection with our initial public offering during the second quarter of 2013, our consulting agreements with Apollo and Popular were terminated.
(7)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software-related arrangements whereby EVERTEC receives reimbursements from Popular.
(8)	Represents the elimination of the pro forma benefits described in note 4 above.
(9)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger.
(10)	For the three months ended March 31, 2013, represents pro forma cash interest expense assuming EVERTEC’s April 2013 refinancing occurred on January 1, 2013. For the three months ended March 31, 2014, represents interest expense, less interest income, as they appear on our consolidated statements of income (loss) and comprehensive income (loss), adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
(11)	Represents cash taxes paid for each period presented.
(12)	Share count was adjusted for the 2:1 stock split that occurred on April 1, 2013.

Schedule 5: Unaudited Income from Operations by Segment

	Quarters ended March 31,
(Dollar amounts in thousands)	2014	2013
Segment income from operations
Merchant Acquiring, net	$8,404	$9,234
Payment Processing	14,717	12,760
Business Solutions	11,424	10,534

Total segment income from operations	34,545	32,528
Merger related depreciation and amortization and other unallocated expenses (1)	(9,656)	(12,129)

Income from operations	$24,889	$20,399

(1)	Predominantly represents non-operating depreciation and amortization expenses generated as a result of the Merger and certain non-recurring fees and expenses.